Exhibit 99.2

RAM Holdings Ltd.

RAM Reinsurance Company Ltd.

46 Reid Street, Hamilton Bermuda

RAM Holdings Ltd. announces resignation of Rick Lutenski, Chief Financial Officer

HAMILTON, Bermuda—(BUSINESS WIRE)—August 28, 2007—RAM Holdings Ltd. (Nasdaq:RAMR) (RAM) today announced that Chief Financial Officer, Rick Lutenski has decided to resign to pursue another employment opportunity. His resignation is effective September 29, 2007.

Commenting on Lutenski’s departure, Vernon Endo, the President and Chief Executive Officer of RAM thanked him for his many contributions, “We are sorry to see Rick leave and certainly wish him the best in his new position. During more than three years with RAM he contributed significantly to its transformation to a publicly held company with an increasingly significant presence in the financial guaranty reinsurance market. We are especially pleased that he built a solid finance organization, staffed with a talented team, which will be able to effectively manage our financial operations until we recruit a new CFO.”

RAM Holdings Ltd. is a Bermuda-based holding company. Its operating subsidiary RAM Reinsurance Company Ltd. provides financial guaranty reinsurance for U.S. and international public finance and structured finance transactions.

Forward-Looking Statements

This release contains statements that may be considered “forward looking statements” regarding our management transition. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside our control, that could cause actual results to differ materially from such statements. The Company undertakes no obligation to revise or update any forward-looking statement to reflect changes in conditions, events, or expectations, except as required by law.

Contact: RAM Holdings Ltd., Hamilton

Vernon M. Endo, 441-298-2105

vendo@ramre.bm

or Victoria Guest, 441-298-2116

vguest@ramre.bm